UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2024

Hess Midstream LP

(Exact name of registrant as specified in its charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1501 McKinney Street
Houston, Texas 77010
(Address, including zip code, of registrant’s principal executive offices)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

Senior Notes Indenture

On May 16, 2024, in connection with the closing of the previously announced offering (the “Notes Offering”) and issuance by Hess Midstream Operations LP, a Delaware limited partnership (the “Issuer”), and consolidated subsidiary of Hess Midstream LP, a Delaware limited partnership (the “Company”), of $600,000,000 in aggregate principal amount of its 6.500% senior notes due 2029 (the “Notes”), the Issuer entered into an indenture, dated as of May 16, 2024 (the “Indenture”), with Computershare Trust Company, N.A., as trustee (the “Trustee”) and the Guarantors (as defined below) party thereto. The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking certain transactions with the Issuer’s affiliates, and limitations on asset sales.

The Notes will be fully and unconditionally guaranteed by all of the Issuer’s direct and indirect wholly owned subsidiaries that provide a guarantee under the Issuer’s senior secured revolving credit facility (together, the “Guarantors”).

The Notes were sold only to “qualified institutional buyers” in the United States pursuant to Rule 144A and outside the United States to non-U.S. Persons in compliance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

At any time prior to June 1, 2026, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.500% of the principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date, with an amount of cash not greater than the net cash proceeds from certain equity offerings, subject to certain conditions. At any time prior to June 1, 2026, the Issuer may redeem the Notes in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to but not including the redemption date. The Issuer may also redeem all or a part of the Notes at any time on or after June 1, 2026, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but not including the redemption date. If the Issuer experiences a Change of Control Triggering Event (as defined in the Indenture), the Issuer will be required to offer to repurchase the Notes in cash at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to but not including the purchase date. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of the holders of the Notes.

The Notes rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness and senior to all of the Issuer’s future subordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future secured debt, including amounts outstanding under the Issuer’s Credit Facilities (as defined in the Indenture), to the extent of the value of the collateral securing such debt, and are structurally subordinated to the secured and unsecured debt (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

The Issuer used the proceeds from the Notes Offering to repay borrowings under its revolving credit facility and any remaining net proceeds for general corporate purposes.

The above description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Company is managed and controlled by Hess Midstream GP LLC (“GP LLC”), a Delaware limited liability company and the general partner of Hess Midstream GP LP (“General Partner”), a Delaware limited partnership and the general partner of the Company. GP LLC is wholly owned by Hess Infrastructure Partners GP LLC (“HIP GP”), and HIP GP is owned 50% by Hess Investments North Dakota LLC (“HINDL”), a Delaware limited liability company, and 50% by GIP II Blue Holding, L.P. (“GIP”), a Delaware limited partnership. As a result, certain individuals, including officers and directors of Hess Corporation, HINDL, GIP, HIP GP and the General Partner, serve as officers and/or directors of more than one of such other entities.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description

4.1*	Indenture, dated as of May 16, 2024, by and among the Issuer, the Guarantors and Computershare Trust Company, N.A., as trustee.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP, its general partner

	By:	Hess Midstream GP LLC, its general partner

Date: May 16, 2024	By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein Title: Chief Financial Officer